UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen New Jersey Dividend Advantage Municipal Fund 2 (NUJ, NUJ PrC)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT DATED OCTOBER 22, 2012 TO THE JOINT PROXY STATEMENT DATED OCTOBER 16, 2012 OF EACH OF THE LISTED FUNDS

Nuveen Floating Rate Income Fund (JFR)	Nuveen Maryland Premium Income Municipal Fund (NMY, NMY PrC, NMY PrD, NMY PrE, NMY PrF, NMY PrG, NMY PrH)

Nuveen Floating Rate Income Opportunity Fund (JRO)	Nuveen Massachusetts AMT-Free Municipal Income Fund (NGX, NGX PrC)

Nuveen Senior Income Fund (NSL)	Nuveen Massachusetts Dividend Advantage Municipal Fund (NMB, NMB PrC)

Nuveen Short Duration Credit Opportunities Fund (JSD)	Nuveen Massachusetts Premium Income Municipal Fund (NMT, NMT PrC, NMT PrD)

Nuveen California AMT-Free Municipal Income Fund (NKX)	Nuveen Missouri Premium Income Municipal Fund (NOM, NOM PrC)

Nuveen California Dividend Advantage Municipal Fund (NAC)	Nuveen New Jersey Dividend Advantage Municipal Fund (NXJ, NXJ PrA)

Nuveen California Dividend Advantage Municipal Fund 2 (NVX, NVX PrA, NVX PrC)	Nuveen New Jersey Dividend Advantage Municipal Fund 2 (NUJ, NUJ PrC)

Nuveen California Dividend Advantage Municipal Fund 3 (NZH, NZH PrC, NZH PrA, NZH PrB)	Nuveen New Jersey Investment Quality Municipal Fund, Inc. (NQJ)

Nuveen California Investment Quality Municipal Fund, Inc. (NQC)	Nuveen New Jersey Municipal Value Fund (NJV)

Nuveen California Municipal Market Opportunity Fund, Inc. (NCO)	Nuveen New Jersey Premium Income Municipal Fund, Inc. (NNJ)

Nuveen California Municipal Value Fund, Inc. (NCA)	Nuveen North Carolina Premium Income Municipal Fund (NNC, NNC PrC, NNC PrD, NNC PrE, NNC PrF, NNC PrG)

Nuveen California Municipal Value Fund 2 (NCB)	Nuveen Pennsylvania Dividend Advantage Municipal Fund (NXM, NXM PrC)

Nuveen California Performance Plus Municipal Fund, Inc. (NCP)	Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 (NVY, NVY PrC)

Nuveen California Premium Income Municipal Fund (NCU, NCU PrC)	Nuveen Pennsylvania Investment Quality Municipal Fund (NQP)

Nuveen California Quality Income Municipal Fund, Inc. (NUC)	Nuveen Pennsylvania Premium Income Municipal Fund 2 (NPY)

Nuveen California Select Quality Municipal Fund, Inc. (NVC)	Nuveen Pennsylvania Municipal Value Fund (NPN)

Nuveen Connecticut Premium Income Municipal Fund (NTC, NTC PrC, NTC PrD, NTC PrE, NTC PrF, NTC PrG)	Nuveen Texas Quality Income Municipal Fund (NTX, NTX PrC)

Nuveen Georgia Dividend Advantage Municipal Fund 2 (NKG, NKG PrC, NKG PrD, NKG PrE)	Nuveen Virginia Premium Income Municipal Fund (NPV, NPV PrC, NPV PrA, NPV PrD, NPV PrE)

JFR1112-SUP

The following information replaces the following disclosure on page 1 of the Joint Proxy Statement:

This Joint Proxy Statement is first being mailed to shareholders on or about October 22, 2012.

The following information replaces the issued and outstanding shares disclosure on pages 6-8 of the Joint Proxy Statement:

Those persons who were shareholders of record at the close of business on September 17, 2012 will be entitled to one vote for each share held and a proportionate fractional vote for each fractional share held. As of September 17, 2012, the shares of the Funds were issued and outstanding as follows:

Fund	Ticker Symbol*	Common Shares	Preferred Shares
Floating Rate Income	JFR	48,510,611	N/A
Floating Rate Income Opportunity	JRO	31,346,136	N/A
Senior Income	NSL	32,842,144	N/A
Short Duration Credit Opportunities	JSD	10,020,695	N/A
California AMT-Free	NKX	41,808,618	Series 2	355
			Series 3	427
			Series 4	740
			Series 5	1,044
California Dividend Advantage	NAC	23,487,488	Series 1	1,362
California Dividend Advantage 2	NVX	14,748,036	NVX PrC	5,500,000
			NVX PrA	4,284,630
California Dividend Advantage 3	NZH	24,142,200	NZH PrC	8,625,000
			NZH PrA	2,700,000
			NZH PrB	4,629,450
California Investment Quality	NQC	13,620,276	Series 1	956
California Market Opportunity	NCO	8,155,409	Series 1	498
California Value	NCA	25,266,747	N/A
California Value 2	NCB	3,287,900	N/A
California Performance Plus	NCP	12,983,487	Series 1	810
California Premium Income	NCU	5,730,688	NCU PrC	3,525,000
California Quality Income	NUC	22,074,831	Series 1	1,581
California Select Quality	NVC	23,223,395	Series 1	1,589
Connecticut Premium Income	NTC	14,688,976	NTC PrC	1,830,000
			NTC PrD	1,778,000
			NTC PrE	2,047,000
			NTC PrF	1,695,000
			NTC PrG	3,200,000
Georgia Dividend Advantage 2	NKG	10,547,130	NKG PrC	3,226,500
			NKG PrD	2,834,000
			NKG PrE	1,434,000
Maryland Premium Income	NMY	24,104,663	NMY PrC	3,877,500
			NMY PrD	3,581,800
			NMY PrE	2,648,500
			NMY PrF	2,730,000
			NMY PrG	2,070,000
			NMY PrH	1,706,600
Massachusetts AMT-Free	NGX	2,727,316	NGX PrC	2,207,500

Fund	Ticker Symbol*	Common Shares	Preferred Shares
Massachusetts Dividend Advantage	NMB	1,965,698	NMB PrC	1,472,500
Massachusetts Premium Income	NMT	4,774,788	NMT PrC	2,021,000
			NMT PrD	1,643,500
Missouri Premium Income	NOM	2,325,245	NOM PrC	1,788,000
New Jersey Dividend Advantage	NXJ	6,569,912	NXJ PrA	4,486,100
New Jersey Dividend Advantage 2	NUJ	4,525,475	NUJ PrC	3,505,000
New Jersey Investment Quality	NQJ	20,468,584	Series 1	1,443
New Jersey Value	NJV	1,562,489	N/A
New Jersey Premium Income	NNJ	12,060,835	Series 1	886
North Carolina Premium Income	NNC	16,547,725	NNC PrC	2,430,000
			NNC PrD	2,553,500
			NNC PrE	1,660,000
			NNC PrF	2,970,000
			NNC PrG	2,872,500
Pennsylvania Value	NPN	1,219,352	N/A
Pennsylvania Dividend Advantage	NXM	3,321,984	NXM PrC	2,319,000
Pennsylvania Dividend Advantage 2	NVY	3,726,116	NVY PrC	2,455,000
Pennsylvania Investment Quality	NQP	16,097,505	Series 1	1,125
Pennsylvania Premium Income 2	NPY	15,595,551	Series 1	1,000
Texas Quality Income	NTX	9,604,835	NTX PrC	7,092,000
Virginia Premium Income	NPV	17,915,288	NPV PrC	3,220,500
			NPV PrA	2,920,300
			NPV PrD	2,280,000
			NPV PrE	4,320,000

*	The Common Shares of all of the Funds are listed on the NYSE MKT, except JRO, NSL, JSD, JFR, NAC, NQC, NCO, NCA, NCP, NUC, NVC, NTC, NMY, NMT, NNC, NQJ, NNJ, NQP, NPY, NTX and NPV, which are listed on the New York Stock Exchange (“NYSE”). The Preferred Shares of all of the Funds with MuniFund Term Preferred Shares are listed on the NYSE, except for NMB PrC shares which are listed on the NYSE MKT.

This supplement SHOULD be retained with your Joint Proxy Statement for future reference.

NUVEEN INVESTMENTS

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